UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2015

Consolidated-Tomoka Land Co.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) of Consolidated-Tomoka Land Co. (the “Company”) was held on April 22, 2015 at LPGA International in Daytona Beach, Florida. At the 2015 Annual Meeting, the Company’s shareholders: (i) elected John P. Albright, John J. Allen, Jeffry B. Fuqua, William L. Olivari, Howard C. Serkin, A. Chester Skinner, III, and Thomas P. Warlow, III, to serve as directors of the Company until the 2016 Annual Meeting of Shareholders; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015; and (iii) approved the compensation of the Company’s named executive officers.

The proposals below are described in detail in the Company’s definitive proxy statement dated March 12, 2015. The voting results for each proposal were as follows:

Proposal 1: Election of seven directors to hold office until the 2016 Annual Meeting of Shareholders:
	For	Against	Abstain	Broker Non-Vote
John P. Albright	4,096,701	34,156	4,952	1,211,772
John J. Allen	4,345,647	35,821	3,926	1,211,772
Jeffry B. Fuqua	4,095,534	35,323	4,952	1,211,772
William L. Olivari	4,096,636	35,247	3,926	1,211,772
Howard C. Serkin	4,095,847	35,010	4,952	1,211,772
A. Chester Skinner, III	4,095,775	35,082	4,952	1,211,772
Thomas P. Warlow, III	4,095,353	35,504	4,952	1,211,772

Proposal 2:Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015:
	For	Against	Abstain
	5,300,296	35,711	11,574

Proposal 3: Advisory vote to approve executive compensation:
	For	Against	Abstain	Broker Non-Vote
	4,072,694	49,920	13,195	1,211,772

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2015                                                                     Consolidated-Tomoka Land Co.

By: /s/John P. Albright
John P. Albright, President and
Chief Executive Officer

Item 5.